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                                                                     EXHIBIT 3.5


                             AMENDMENT TO THE BYLAWS

                   BYLAW AMENDMENT, EFFECTIVE FEBRUARY 5, 2002

RESOLVED, that, pursuant to Article XI of the Company's By-Laws, Article II,
Section 2 of such By-Laws is hereby amended, effective as of the date hereof, by adding the following as a new second sentence (to be inserted between the current first and second sentences) thereof:

         "The specific number of members may be set from time to time by resolution of the board of directors."